Exhibit 99.1

U.S. Physical Therapy to Present at the UBS 21st Annual Global Healthcare Services Conference

HOUSTON--(BUSINESS WIRE)--February 3, 2011--U.S. Physical Therapy, Inc. (NASDAQ: USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Executive Officer, Chris Reading, will present at the UBS 21st Annual Global Healthcare Services Conference on Tuesday, February 8, 2011. The presentation will cover an overview of the Company. The conference is being held at the Grand Hyatt New York in New York, New York.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 393 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, 713-297-7000
Chief Financial Officer
or
Chris Reading, 713-297-7000
Chief Executive Officer